Conformis Announces Achievement of Third Milestone
Under Development and License Agreements

BILLERICA, Mass., April 22, 2021 (GLOBE NEWSWIRE) -- Conformis, Inc. (NASDAQ:CFMS) announced today that it received 510(k) clearance by the U.S. Food and Drug Administration for patient-specific instrumentation (“PSI”) developed by the Company under its License Agreement and Development Agreement with Howmedica Osteonics Corp., a wholly owned subsidiary of Stryker Corporation also known as Stryker Orthopaedics. With the clearance of this PSI system, which is designed for use with Stryker’s Triathlon® Total Knee System, the Company has achieved the third of three milestones under the agreements and will receive $11.0 million from Stryker.

“With the recent FDA clearance, we are pleased to have attained the last milestone of our project and to report the successful conclusion of our joint development agreement with Stryker,” said Mark Augusti, President and Chief Executive Officer. “Despite the global challenges of the last 12 months, the dedication of our project and support teams has enabled us to achieve this major milestone on schedule. We now will turn our efforts to focusing on our long-term distribution agreement, under which Conformis will manufacture and supply PSI to Stryker. We continue to believe this initiative will create shareholder value as we satisfy the increasing demand for efficient outpatient ambulatory surgery center joint replacement.”

About Conformis, Inc.

Conformis is a medical technology company that uses its proprietary iFit® Image-to-Implant® technology platform to develop, manufacture, and sell joint replacement implants and instruments that are individually sized and shaped, which we refer to as personalized, individualized, or sometimes as customized, to fit each patient’s unique anatomy. Conformis offers a broad line of sterile, personalized knee and hip implants and single-use instruments delivered to hospitals and ambulatory surgical centers. In clinical studies, the Conformis iTotal® CR knee replacement system demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, including statements about the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Contact
ir@conformis.com
+1 (781) 374-5598